Exhibit 10.8

THIRD AMENDMENT

OF THE AERIE PHARMACEUTICALS, INC.

2005 STOCK OPTION PLAN

THIS THIRD AMENDMENT of the Aerie Pharmaceuticals, Inc. 2005 Stock Option Plan is dated as of February 23, 2011.

WHEREAS, the Board of Directors of Aerie Pharmaceuticals, Inc. (the “Company”) has adopted and the stockholders of the Company have approved the Aerie Pharmaceuticals, Inc. 2005 Stock Option Plan, as previously amended by that certain First Amendment of Aerie Pharmaceuticals, Inc. 2005 Stock Option Plan and that certain Second Amendment of Aerie Pharmaceuticals, Inc. 2005 Stock Option Plan (collectively, the “Plan”); and

WHEREAS, the Board of Directors deems it to be in the best interest of the Company to amend the Plan as more particularly set forth below.

NOW, THEREFORE, the Plan shall be amended as follows:

The first sentence of Paragraph 4 of the Plan shall be deleted in its entirety and the following substituted in lieu thereof:

Subject to adjustment as provided in Paragraph 9 below, the maximum number of shares of Stock which may be issued pursuant to Options granted under the Plan shall be Ten Million, Six Hundred Thirty-One Thousand, One Hundred Thirty-Seven (10,631,137) shares.

IN WITNESS WHEREOF, the undersigned Secretary of the Company certifies that the foregoing Third Amendment to the Plan was duly adopted by the Board of Directors.

AERIE PHARMACEUTICALS, INC.

By:	/s/ William N. Wofford
William N. Wofford, Secretary